UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 04, 2026

Tenaya Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40656	81-3789973
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

171 Oyster Point Boulevard Suite 500
South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 825-6990

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TNYA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Collaboration Agreement

On March 4, 2026, Tenaya Therapeutics, Inc. (the “Company”) entered into a collaboration agreement (the “Collaboration Agreement”) with Alnylam Pharmaceuticals, Inc. (“Alnylam”), pursuant to which the parties agreed to a research collaboration to discover and validate novel gene targets for the potential treatment of cardiovascular disease.

The Company and Alnylam will nominate an aggregate of 15 targets, align on which targets to move forward into the collaboration and then collaborate for a period of twenty-four (24) months (which may be extended for completion of the work) during which the parties will conduct in vitro and in vivo validation activities under a mutually agreed research plan and budget. Each party will be solely responsible for its own costs incurred to conduct its activities under the research plan, except that Alnylam will reimburse the Company for full-time employees and out-of-pocket costs and expenses incurred by the Company in accordance with the agreed upon research budget. After completion of the validation activities, Alnylam will be solely responsible, at its own expense, for all development, manufacture, regulatory and commercialization activities for any products directed to a collaboration target.

Under the terms of the Collaboration Agreement, the Company granted Alnylam an exclusive, worldwide license, with the right to sublicense, under relevant intellectual property rights and know-how of the Company related to the collaboration targets, to evaluate and utilize such collaboration targets and to research, develop, manufacture and commercialize any product directed to such collaboration targets. During the twenty-four (24)-month period following the completion of the validation activities, Alnylam will have the right to evaluate each collaboration target to determine whether to further develop products directed to such collaboration target. In the event Alnylam fails to commence a non-human primate pharmacodynamic study for any Company nominated target prior to the end of such evaluation period, then such Company nominated target will be deemed a terminated collaboration target, the Collaboration Agreement will expire for such target, and the license granted by the Company to Alnylam with respect to such target will be terminated. During the term of the Collaboration Agreement, except in connection with the conduct of validation activities under the research plan, the Company is not permitted to conduct any research or development activities with respect to certain collaboration targets or any therapeutic products designed to be directed to such targets, for as long as the target remains a collaboration target.

Pursuant to the terms of the Collaboration Agreement, Alnylam will pay the Company an upfront payment of up to $10.0 million within thirty (30) days after Alnylam’s receipt of an invoice from the Company. The upfront fee is subject to $500,000 reductions for up to eight Company nominated targets that do not meet certain agreed-upon standards and that the joint steering committee chooses not to advance. The Company is also eligible to receive up to an aggregate of $1.13 billion in development, regulatory and sales-based milestones related to products directed to Company nominated targets.

For Company nominated targets for which Alnylam has commenced a non-human primate pharmacodynamic study prior to the end of the aforementioned evaluation period, the Collaboration Agreement will continue on a target-by-target basis through the date on which no more payment obligations remain. For targets nominated by Alnylam, the Collaboration Agreement will continue through the completion of the validation activities performed by the Company. Either party may terminate the Collaboration Agreement for the other party’s uncured material breach or insolvency, subject to specified notice and cure periods. Alnylam may unilaterally terminate the Collaboration Agreement in its entirety, for any or no reason, subject to a specified notice period.

The Collaboration Agreement contains, among other provisions, customary representations and warranties by the parties, intellectual property protection covenants, certain indemnification rights in favor of each party and customary confidentiality provisions.

The foregoing description of the terms of the Collaboration Agreement is qualified in its entirety by reference to the full text of the Collaboration Agreement, a copy of which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending March 31, 2026.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including, without limitation, statements related to: the transaction between the Company and Alnylam, including all financial aspects of the Collaboration Agreement. These forward-looking statements are based upon the Company’s current plans, assumptions, beliefs and expectations. Forward-looking statements involve risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation: risks and uncertainties related to completion of the transaction with Alnylam on the anticipated terms or at all; the parties’ ability to implement research plans on expected timelines and budgets; the Company’s ability to meet its obligations under the Collaboration Agreement; and that Alnylam may not perform under the Collaboration Agreement as the Company expects. More information about the risks and uncertainties faced by the Company is contained under the heading “Risk Factors” and elsewhere in the Company’s quarterly report on Form 10-Q filed with the SEC on November 10, 2025, and in the Company’s future filings with the SEC. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENAYA THERAPEUTICS, INC.
	By:	/s/ Jennifer Drimmer Rokovich
Jennifer Drimmer Rokovich
General Counsel and Secretary

Date: March 5, 2026